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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of NCS HealthCare, Inc. for the registration of 2,141,418 shares of its Class A Common Stock and to the incorporation by reference therein of our reports (a) dated August 1, 1997, with respect to the consolidated financial statements of NCS HealthCare, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1997, and
(b) dated March 31, 1998, with respect to the combined statement of assets acquired and liabilities assumed of Thrift Drug, Inc. and Fay's, Incorporated as of January 30, 1998, and the related combined statement of revenues and direct expenses for the year then ended included in NCS HealthCare, Inc.'s Current Report on Form 8-K dated January 30, 1998, as amended on April 17, 1998, both filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

                                                           Ernst & Young LLP


Cleveland, Ohio
September 14, 1998